Exhibit 99.1

AMIH Subsidiary, Novopelle Tyler, Inc., Executes Lease Agreement to Open

Novopelle Med Spa Location in Tyler, Texas

ADDISON, TX, January 13, 2020 — American International Holdings Corp. (OTC: AMIH, the “Company”), is pleased to announce that its newly formed subsidiary, Novopelle Tyler, Inc. (“Novopelle Tyler”), has entered into a Lease Agreement with Asher Park, LLC to lease and occupy approximately 1,900 square feet of commercial retail space located in Tyler, Texas with the plan to open and operate a Novopelle Med Spa at such location.

“We are very excited to announce the entry into this lease agreement to provide for a location for what will become our newest Novopelle branded medical spa, which we strategically chose to be located at the entrance of the affluent Hollytree subdivision in Tyler, Texas”, commented Jacob Cohen, the Company’s Chief Eecutive Officer. “With our latest Novopelle location scheduled to open later this month in The Woodlands, Texas, this will be our 3rd Novopelle branded medical spa to be owned and operated by AMIH. The planned opening of this location is in line with our current business plan to establish additional Novopelle branded medical spas to add to our current portfolio”, further commented Mr. Cohen.

The new Novopelle Med Spa location will be located in Asher Park, which is one of Tyler’s newest and most impressive commercial developments. Located at the entrance to Hollytree Golf and Country Club, Asher Park provides easy access to south Tyler’s main arteries and is surrounded by high-end residential development. The Lease Agreement has a term of five (5) years and commences 120 days from the later of the fully executed lease, delivery of premises, and delivery of construction permit from the City of Tyler.

About The Company

American International Holdings Corp. (OTC Pink:AMIH) is a diversified holding company dedicated to (a) acquiring, managing and operating health, wellness, beauty, and lifestyle companies, businesses and/or brands located both in the United States and abroad; and (b) general contracting and construction. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for the Company and its stakeholders.

Important Cautions Regarding Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “may,” “can,” “could,” “should,” “predict,” “aim,” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident,” “scheduled,” and certain other statements, as well as information about management’s view of American International Holding Corp.’s future expectations, plans and prospects, may be deemed forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of American International Holding Corp., its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents American International Holding Corp. files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, which are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on American International Holding Corp.’s future results. American International Holding Corp. cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Such forward-looking statements should not be relied upon as indicative of current value or as a guarantee of future results, herein, and shall not be relied upon as a promise or representation. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company.

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SOURCE: American International Holdings Corp.

Contact information at: info@amihcorp.com